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                                                                EXHIBIT 23.5


                        CONSENT OF SALOMON BROTHERS INC

        We hereby consent to the use of Annex C containing our opinion letter dated the date of the Proxy Statement/Prospectus to the Board of Directors of Alliance Imaging, Inc. ("Alliance") in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed Recapitalization (as defined therein) and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent, we do not admit and we disclaim that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                SALOMON BROTHERS INC


                                                By:
                                                   -------------------------
                                                       Managing Director


                                                Date:
                                                     -----------------------